EXHIBIT (2)(c)





                                   STOCKHOLDER AGREEMENT dated as of
                              August 19, 1996, among GRIFFIN GAMING &
                              ENTERTAINMENT, INC., a Delaware corporation
                              (the "Company"), and SUN INTERNATIONAL
                              INVESTMENTS LIMITED (the "Stockholder").


                         WHEREAS Sun International Hotels Limited, a
               corporation organized and existing under the laws of the Commonwealth of the Bahamas ("Parent"), Sun Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and the Company propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented from time to time, including any amendment pursuant to Section 1.01 thereof, the "Merger Agreement") providing for the merger of the Company with and into Sub (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement; and

                         WHEREAS the Stockholder owns Ordinary Shares, par
               value $.001 per share, of Parent (the "Ordinary Shares");
               and

                         WHEREAS, as a condition to its willingness to
               enter into, the Merger Agreement, the Company has requested that the Stockholder enter into this Agreement.


                         NOW, THEREFORE, to induce the Company to enter
               into, and in consideration of the Company entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

                         SECTION 1. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

                         SECTION 2. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company that it has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and





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               compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to any of the Stockholder's property or assets.

                         SECTION 3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholder that the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

                         SECTION 4. Voting Agreements. (a) Until the termination of this Agreement in accordance with Section 8, the Stockholder agrees to vote the Ordinary Shares then owned of record by it, or grant a consent or approval in respect of such Ordinary Shares, at any meeting of stockholders of Parent or at any adjournment thereof or in any other circumstances upon which its vote, consent or other approval is sought, (i) in favor of any amendments to Parent's Articles of Association that add such provisions as may be necessary as a result of consummation of the transactions contemplated by the Merger Agreement to comply with the New Jersey Casino Control Act and (ii) if the Merger Agreement is amended pursuant to Section 1.01 thereof, in favor of the approval and adoption of the Merger Agreement and the approval of the terms of the Merger Agreement and each of the transactions contemplated by the Merger Agreement.

                         SECTION 5. Further Assurances. The Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments and take such further actions as the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.









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                                                                          3

                         SECTION 6. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the foregoing shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

                         SECTION 7. Termination. This Agreement shall terminate upon the earlier of (a) the termination of the Merger Agreement or (b) the Effective Time of the Merger.

                         SECTION 8.  Miscellaneous.

                         (a)  Amendments.  This Agreement may not be
                    amended except by an instrument in writing signed by each of the parties hereto.

                         (b)  Notices.  All notices and other
                    communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the Company in accordance with Section 8.02 of the Merger Agreement and to the Stockholder care of Parent in accordance with Section 8.02 of the Merger Agreement (or at such other address for a party as shall be specified by like notice).

                         (c) Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                         (d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.










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                         (e)  Entire Agreement; No Third-Party
                    Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and
                    (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                         (f)  Governing Law.  This Agreement shall be
                    governed by, and construed in accordance with, the laws of the Commonwealth of the Bahamas regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

                         (g)  Severability.  If any term, provision,
                    covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law, and the parties hereto shall reasonably negotiate in good faith a substitute term or provision that comes as close as possible to the invalidated or unenforceable term or provision, and that puts each party in a position as nearly comparable as possible to the position each such party would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

                         (h) Enforcement.  The parties agree that
                    irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this














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                    Agreement, this being in addition to any other remedy
                    to which they are entitled at law or in equity.


                         IN WITNESS WHEREOF, each of the Company and the
               Stockholder has caused this Agreement to be signed by its officer thereunto duly authorized as of the date first written above.


                                        GRIFFIN GAMING & ENTERTAINMENT,
                                        INC.,


                                        By:   /s/ Thomas E. Gallagher
                                             Name:
                                             Title: President and CEO



                                        SUN INTERNATIONAL INVESTMENTS
                                        LIMITED,


                                        By:   /s/ Charles D. Adamo
                                             Name: Charles D. Adamo
                                             Title: Authorized Signatory






























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